Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of LyondellBasell Industries N.V. (the company) on Form 10-K for the period ended December 31, 2010, as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/  James L. Gallogly
James L. Gallogly
Chairman of the Management Board and Chief Executive Officer

/s/  C. Kent Potter
C. Kent Potter
Executive Vice President and Chief Financial Officer

Date: March 18, 2011